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                                  EXHIBIT 23.2
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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Draxis Health Inc. on Form F-4 of our report dated February 7, 1996 except for Note 17, which is as of August 13, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.




/s/ Deloitte & Touche

Deloitte & Touche
Chartered Accountants


Toronto, Ontario
October 15, 1996